EXHIBIT 99.1

PennantPark Investment Corporation Schedules Earnings Release of First Quarter 2010 Results

NEW YORK, Jan. 8, 2010 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the "Company") (Nasdaq:PNNT) announced today that it will report its first fiscal quarter ended December 31, 2009 results on Wednesday, February 3, 2010 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 4, 2010 to discuss the quarterly results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 857-6931 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2170. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 18, 2010 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all replays, please reference conference ID #4217773.

About PennantPark Investment Corporation

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, the Company may also invest in public companies whose securities are thinly traded or who have a market cap of less than $250 million. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:  PennantPark Investment Corporation
          Aviv Efrat
          (212) 905-1000
          www.pennantpark.com